Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements No. 33-61025, 333-09131, 333-37825 and 333-50759 on Form S-3, and in the
Registration  Statements  No.  033-65439 and 333-09133 on Form S-8 of Del Global
Technologies Corp. and subsidiaries, of our report dated October 16, 1998, appearing in this Annual Report on Form 10-K of Del Global Technologies Corp. and subsidiaries for the fiscal year ended August 1, 1998.

/S/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP


New York, New York
November 12, 1998